UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 2, 2020

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600 Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 237-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2018, in connection with the Cimarron Express Pipeline, LLC project with Kingfisher Midstream, LLC (the “Cimarron Express Project”), Blueknight Energy Partners, L.P. (“BKEP”) and Ergon, Inc. (“Ergon”) entered into an agreement (the “Original Agreement”) whereby Ergon agreed, among other things, to fund 50% of the Cimarron Express Project costs and would have a right to put its interest in the project to BKEP (the “Put”) once the Cimarron Express Project became operational or the business of Cimarron Express was wound up, subject to certain terms and conditions contained in the Original Agreement. The Cimarron Express Project was terminated on September 5, 2019, by the parties to that joint venture. On January 2, 2020, Ergon exercised the Put.

In connection with Ergon’s exercise of the Put, on January 2, 2020, BKEP entered into a Membership Interest Purchase Agreement, by and between BKEP and Ergon, pursuant to which BKEP agreed to pay $12.5 to an affiliate of Ergon in exchange for one hundred percent of the authorized and outstanding membership interests in Ergon - Oklahoma Pipeline, LLC, which previously owned 50% of the Cimarron Express Project, and includes $0.3 million of equipment related to the Cimarron Express Project. The Put was paid in full by BKEP on January 3, 2020, using cash on hand and borrowings under its existing credit facility. After the funding of the Put on January 3, 2020, BKEP and Ergon have no further obligations to each other under the Original Agreement.

As of January 3, 2020, after giving effect to the payment of the Put, BKEP had $267.6 million in borrowings outstanding under its credit facility and was not in violation of any of the covenants thereof.

Forward-Looking Statements

This report includes forward-looking statements. Statements included in this report that are not historical facts are forward-looking statements, including statements regarding the future of the Cimarron Express joint venture and statements regarding the potential economic impact to BKEP. Such forward-looking statements are subject to various risks and uncertainties. These risks and uncertainties include, among other things, uncertainties relating to BKEP’s future cash flows and operations, BKEP’s ability to pay future distributions, future market conditions, current and future governmental regulation, future taxation and other factors discussed in BKEP’s filings with the Securities and Exchange Commission. If any of these risks or uncertainties materializes, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. BKEP undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Membership Interest Purchase Agreement, dated January 2, 2020, by and between Blueknight Energy Partners, L.P. and Ergon, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By: Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: January 6, 2019	By:	/s/ Joel W. Kanvik
Joel W. Kanvik
Chief Legal Officer & Corporate Secretary